Exhibit 99.1

Dear Valued Shareholder,

Periodically, we send out updates on our company’s strategy with the goal of informing investors on the strategic direction of our company. These updates allow us to ensure our vision is communicated effectively.

Before I begin, I want to thank our shareholders. Thank you for believing in our strategy, the brand, the management team and our vision. As everyone knows, the last few years can be considered, to put it mildly, unprecedented times. Together, we faced a worldwide pandemic (and a second resurgence with Omicron), civil unrest, political turmoil, shutdowns, vaccine mandates, labor shortages, commodity shortages and rising inflation. Any of these events, by themselves, can cause turmoil in the economy. Put them together and you have a recipe for difficult times. Unfortunately, many companies could not weather the storm and were forced to close. However, Muscle Maker, Inc. not only survived, but we also expanded and continue to grow. During the pandemic we successfully sourced, financed and closed on two new concepts (Pokemoto and SuperFit Foods) helping reshape our business model with the goal of fueling future growth and expansion. Thank you again for believing in us as we continue to execute our business model. We look forward to the next chapter in our company’s growth.

The Basics

Our parent company, Muscle Maker, Inc. (GRIL), operates three distinct subsidiaries: Muscle Maker Grill restaurants, SuperFit Foods meal prep and Pokemoto Hawaiian poke eateries. We operate in the fast casual segment of the restaurant industry. Our core belief focuses on providing “healthier for you” food through both traditional and non-traditional locations, distribution and menu options.

The restaurant industry is focused on healthier, high quality food options as consumers demand healthy choices, clean labels, nutritional options and customization. This is what we, through our three divisions, are all about. We will continue to focus on “healthier for you” menu options.

We are focused on growth. Our strategy is clear and concentrates on expansion through franchising. However, in order to “seed” new markets for franchising we may open company owned and operated locations in key markets.

We believe franchising is the future of this company. This strategy uses the franchising experience of the management team with the goal of expanding more quickly. We believe franchising is a great model as it has the potential to propel growth without our company having to spend its capital on company owned brick and mortar locations.

Our franchising efforts will continue to be concentrated on expanding the Pokemoto brand. We believe there is a unique opportunity to grow the Pokemoto brand within the Hawaiian Poke segment of the restaurant industry. The Hawaiian Poke segment is fragmented with the largest company having approximately 85 locations today. The industry is full of independently owned “mom-and-pop” locations and we expect that the industry is ready for a company to enter the market and become a significant player in the segment. We are positioning Pokemoto with the goal of playing this role.

While Pokemoto franchising is the focus, we will also open company owned locations strategically placed in key markets where we are focusing our franchising efforts. Franchisee prospects need to experience Pokemoto locally versus having to travel long distances. This approach is critical to selling franchises. Each company location should be considered as “seeding” the market. Eventually, when the market begins to open franchise locations, the intent is to franchise the original “seed” company location and then turn to building the next market. This is a leapfrog strategy that has traditionally been used to drive franchise growth more aggressively.

The Team

We have an experienced management team with extensive restaurant and franchising expertise. Our team has experience across numerous brands including: Quiznos, Taco Bueno, Qdoba, Dickey’s BBQ, Froyoworld, Yum!, WhichWich, Saladcraft, Looseleaf Tea, Nestle, Rocky Mountain Chocolate Factory and Zambrero. The team is skilled in building large footprint franchise concepts covering franchise sales, operations, distribution, marketing, training, finance, quality assurance, construction, procurement and basically all functions within a franchise concept.

Historically, the team has been part of growth concepts and has experience opening over 1,000 units per year for multiple years. We do believe we have a unique opportunity in expanding Pokemoto. In fact, we purchased Pokemoto in May 2021 with 13 opened locations. Today, Pokemoto already sees 300%+ future brand growth, once opened, with 40 new locations inked, open or under construction in light of the fact that we have just started executing against our plan.

Franchising

It is important to understand how the franchising model works. From a franchisor perspective, franchising allows a company to grow at a more rapid pace than relying on company owned and operated locations. Franchising support requires fewer capital expenditures than company owned locations as franchisees use their capital to open new locations and expand the brand. However, franchising does require human capital costs and infrastructure to sell locations, operational support through training and inspections, menu creation, marketing, accounting, etc. These costs are linear in nature as you add a new employee for designated number of locations. In other words, personnel costs are incurred as the company grows versus expending capital to build locations.

What are the economics of franchising?

There are multiple revenue sources in franchising. There is an initial franchise fee paid upon signing an agreement, ongoing royalties paid monthly on net sales of each location and to a lesser extent rebates received from vendors for most purchases. Expenses are typical overhead G&A as well as franchise support personnel. A large portion of expenses focuses on franchise sales to build a prospect pipeline. Overall, expenses at restaurant level tend to decrease over time by using group buying power in negotiations. We predict it takes, on average, about 6-8 months from signing the initial franchise agreement to opening a franchise location. The biggest factor in opening is the availability to find a location and negotiate a lease. If a lease is already signed, a Pokemoto location can be up and running in as little as 90 days.

Franchising Example

Pokemoto is the focus of our franchising strategy. As an example, I am going to focus on using the basics of the Pokemoto franchise agreement.

When a new franchise agreement is signed, the franchisee pays an initial franchisee fee. Our current Pokemoto initial franchise fee is $25,000 per location. We do offer discounts for multi-unit agreements but for simplicity lets stick to $25,000 per location for our example. This fee is fully earned and non-refundable.

Pokemoto franchisees pay a royalty of 6% which is calculated monthly based on net sales (gross sales less discounts and third party delivery fees, excludes sales tax).

A third revenue stream comes from vendor rebates we receive on purchases. These rebate amounts vary depending on the vendor and not all vendors provide a rebate.

Initial Franchise Fee: For example, we typically receive $25,000 per location as an initial franchise fee upon the signing of the franchise agreement. Current GAAP accounting does not allow us to classify the initial franchise fee as revenue upon receipt and instead requires that we amortize the $25,000, once the location is opened, and spread over the initial term of the franchise agreement. While the immediate signing and collection of the initial franchise fee does not impact the current top line revenue, the cash received is used as working capital and cash flow to the business, helping to fund our capital needs during its growth stage. For GAAP purposes, revenue is recognized evenly over the life of the franchise agreement. We have signed 31 new franchise agreements since November 2021.

Monthly Royalty Fee: Once a location opens, we receive a royalty of 6% of net sales on a monthly basis. If a location has monthly net sales of $60,000, we would receive a monthly royalty of $3,600 or $43,200 per year, per open location. This is a main reason companies focus on the franchise model. As the footprint grows, revenue and cash flow increase without the burden of managing an extensive amount of company owned and operated locations.

Monthly Rebate: vendor rebates are our third revenue stream. These are difficult to calculate for a specific example but let’s assume we generate 1% of net sales in total vendor rebates. Using the same $60,000 monthly net sales this would equate to $600 per month in vendor rebates or $7,200 per year, per open location.

To summarize, using the data above, for every new franchise agreement signed, the company typically receives an initial franchise fee of $25,000 which can be used as working capital and cash flow to help fund our capital needs during our growth stage. Once opened, it is our goal for each of the new franchise locations to generate a 6% ongoing monthly royalty plus an estimated 1% ongoing monthly rebate.

I think you can see the power of franchising. The company receives an upfront initial fee which is used to fuel the capital needs of a growing business along with ongoing monthly royalties and rebates that add to the bottom line with lower capital expenditures and overhead than company owned locations.

Muscle Maker Grill Restaurants

Our strategy for our Muscle Maker Grill restaurants is to optimize the brand. This will be performed through cost reductions, co-branding locations with Pokemoto or converting the location to a Pokemoto restaurant. We will continue to evaluate profitability at each location while staying current with market trends in each specific location. As part of the optimization strategy, we will divert resources from any closed locations towards the remaining open locations with the intent of enhancing their performance.

Muscle Maker Grill Restaurants are primarily geographically located in the Northeast United States, but we also have locations on military bases such as Fort Sill, Fort Bliss and Fort Benning. In addition, we have locations open in Kuwait. Our Kuwaiti partner performs all operational support, training, distribution and manufacturing of various proprietary items that are used to supply their locations. In November of 2021, we signed a Master Franchise Agreement with our Kuwaiti partners for 40 locations in Saudi Arabia. Our Kuwaiti partners are responsible to sell, train, support, etc. the Saudi Arabia locations. Once opened, we will receive a flat monthly royalty for each of these locations.

We are taking an aggressive approach to analyzing our Muscle Maker Grill restaurant locations. For under-performing locations, we will either close the locations, co-brand the location with Pokemoto or convert the location to a full Pokemoto restaurant. For example, recently we converted the Fort Meade Muscle Maker Grill location to a full Pokemoto location. While we are still in the honeymoon period of the conversion, we are very pleased with the increased revenue performance and improved economics of the location to date. Keeping up with current market trends will be “key” to our success moving forward.

As a cost reduction strategy, we will close under-performing restaurants which we feel are no longer practical for either a Muscle Maker Grill or Pokemoto restaurant. Unfortunately, there are locations, due to Covid or other factors, that we do not believe will come back in the foreseeable future. In these instances, the location will be closed with the goal of improving company wide cash flow and results of operations.

SuperFit Foods

This is a recent acquisition (March 2021) and is a meal prep company located in Jacksonville, Florida. We are very excited about the future possibilities for SuperFit Foods within our portfolio of “healthier for you” companies. We believe there are synergies between SuperFit Foods and Muscle Maker Grill restaurants as meal prep has been an integral part of Muscle Maker Grill restaurants and now, we can bring the learnings between the two companies together. We believe there are great opportunities within not only the Jacksonville market but expansion opportunities to new markets.

Meal prep consists of pre-made, ready-to-eat meals that focus on specific dietary needs like keto, vegetarian, low sugars, etc. SuperFit Foods offers over 150 different meal options to choose from as well as various healthy juices, snacks and desserts. SuperFit Foods operates as a subscription model where consumers are automatically charged each month. Consumers order online, provide their credit card information and have over 150 options to choose from. SuperFit Foods’ distribution process is different than most meal prep companies. Other meal prep companies ship meals directly to consumer’s homes or use their own fleet of vehicles to drop orders off at homes. The SuperFit Foods model uses company owned coolers placed inside fitness, wellness or lifestyle facilities. SuperFit Foods delivers twice per week to these locations and consumers conveniently pick up their orders after their workouts or during their daily routines. This model allows us to keep food fresh and refrigerated (even in the summer months), reduces shipping costs to consumers and provides an easier distribution model for the company. While we do offer direct shipment to homes, this represents a small percentage of overall company revenue. As the lockdowns and restrictions from Covid are reducing, we believe our distribution model becomes even more attractive for consumers.

SuperFit Foods has over 30 cooler locations throughout the Jacksonville, Florida market. The cooler locations only represent about 5% of the total fitness and lifestyle locations in Jacksonville. All meal prep production is performed in one centralized location. We use independent contractors to deliver customer meals to the various coolers twice per week. Fitness, wellness and lifestyle centers receive payment based on total number of meals sold through the coolers located in their facility. Our current strategy is to support and grow market share within the Jacksonville Florida market by adding more cooler pick-up locations.

We are bullish on the meal prep concept as we feel we have opportunities not only in Jacksonville but also to expand to new markets. In addition, we feel there is an untapped opportunity in the $19.2 billion U.S. youth sports market for meal prep. The worldwide youth sports market is projected to grow to $77.6 billion by 20261.

1 Globenewswire, Research and Markets, 2019, Youth Sports Market Projected to Reach $77.6 Billion by 2026 - Comprehensive Industry Analysis & Insights

Pokemoto

Pokemoto is the engine for growth and our immediate term focus. Most resources will be spent on developing the franchise model for Pokemoto.

It is important to note that our management team has extensive experience in franchising. Not only from being franchisees in the past but also being part of teams at other companies that opened over 1,000 locations per year for multiple years. We have the knowledge base on how to generate franchise leads/sales but also know the intricacies of building the infrastructure for training, distribution, marketing, operations, etc.

The management team feels strongly that the Pokemoto brand is a perfect fit for our franchising strategy.

What Is Hawaiian Poke?

Poke is native Hawaiian cuisine made up of diced fresh fish served as an appetizer or main course. Modern twists include tofu, chicken, salmon, shrimp, sushi grade tuna with strong influences of Japanese and Korean cuisine. Think of it as deconstructed sushi that a consumer can customize into a bowl, salad or wrap every time.

Pokemoto offers consumers the possibility to customize their bowl every time. Consumers move down a linear production line similar to Chipotle or Subway choosing their toppings. We offer six types of protein, a base of white/brown rice or salad, over 25 mix ins/toppings including avocado, kani salad, pickled daikon, hijiki seaweed, masago, caviar, mandarin oranges, edamame, mango, roasted cashews or wonton crisps to name a few and topped off with over eight proprietary sauces that are made in house daily. All this is mixed together creating a flavor explosion customized for each consumer.

Why Pokemoto?

Hawaiian Poke is trending in the restaurant industry. It is a unique segment that is healthy, customizable, popular with millennials and Gen-Zs, offers unique flavor profiles and is “Instagrammable”. From a potential franchisee perspective, the Pokemoto concept requires little to no cooking. Everything is either raw (tuna, salmon, veggies and fruits) or comes in pre-cooked (chicken and shrimp). The only cooking we do is soup and rice. It’s that simple. Beyond the menu, because we have little cooking and everything is customizable with the consumers, our labor requirements compared to most restaurants is reduced. In addition, training becomes much easier when you are not cooking or requiring recipes to be followed. This creates a consistent product across all our Pokemoto restaurants as we expand into more markets. Again, think of Chipotle or Subway where consumers choose their items – it is a point and fill model. Finally, because we have little to no cooking, our build outs do not require expensive hoods, fire suppression systems, deep fryers, grills, ovens, etc. making the cost of entry very reasonable. As a matter of fact, our cost of entry for a franchisee varies between $137,000 to $295,000. This includes all equipment, initial franchise fees, construction, signage, training, opening inventory, deposits, three months working capital, etc.

Poke Industry

The Poke industry is fragmented yet growing rapidly. Today, the largest player has roughly 85 locations but is mostly comprised of many small, independent operators (mom and pop locations). Our strategy is focused on growing the Pokemoto brand to become a large player in the Hawaiian poke segment of the restaurant industry. Considering the fragmented nature of the poke segment, we believe there is a unique opportunity to grow without having to compete against an established brand. We believe this creates an opportunity for Pokemoto to potentially be the market leader.

To date, Pokemoto has 19 open locations across six states (Connecticut, Massachusetts, Maryland, Rhode Island, Virginia and Florida). We also have sold 31 franchise agreements over the past several months and intend to expand into New York and Mississippi. The 31 franchise agreements sold have mostly been through organic growth - meaning franchisees contacted us as opposed to company generated leads. While this is impressive, we feel we have not even started yet. Our management team has experience in growing franchise brands and will be using that experience to drive the Pokemoto brand forward.

Our franchise sales efforts include recently adding several new franchise salespeople to the Pokemoto ohana (family), launching our CRM program Franconnect, signing an agreement with Franserve which has over 600 independent franchise sales professionals, launched our franchise sales trade show initiative by exhibiting in multiple trade shows in Dallas, Atlanta and New Jersey and launched social media and SEO lead generation campaigns. All these strategic initiatives are just now ramping up.

Summary

Our strategy focuses on growing the Pokemoto brand through franchising and strategically placed company owned and operated locations seeding key markets for future franchise expansion. We currently have roughly $15 million in working capital to deploy against this strategy and have begun executing against this plan. We have already signed 31 franchise agreements and opened six new locations over the last few months with three additional locations under construction. We are sharpening our pencils to reduce costs in the Muscle Maker Grill restaurant division while exploring opportunities to co-brand these locations with Pokemoto or convert to Pokemoto restaurants. SuperFit Foods remains an important part of our portfolio of companies, and we will focus on expanding our presence in the Jacksonville Florida market by increasing the total number of pick-up locations while looking at ways to expand the concept overall. The full growth engine will come from franchising and expanding Pokemoto.

Forward-Looking Statements:

This document may include “forward-looking statements” pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. To the extent that the information presented in this document discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and Muscle Maker, Inc does not undertake any duty to update any forward-looking statements except as may be required by law.

Franchise Sales Disclosure Statement:

This information is not intended to be an offer to sell, or the solicitation of an offer to buy, a franchise. It is for informational purposes only. Currently the following states regulate the offer of sale of franchises – California, Hawaii, Illinois, Indiana, Maryland, Michigan, Minnesota, New York, North Dakota, South Dakota, Virginia, Washington and Wisconsin. If you are a resident of these states, we will not offer you a franchise until we have complied with all pre-sale registration and disclosure requirements in your jurisdiction.